Exhibit 10.39

KORN/FERRY INTERNATIONAL 2008 STOCK INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

Grantee’s Name and Office:	«First_Name» «Last_Name»
«OFFICE»

You have been granted Restricted Stock Units (the “Units” or individually a “Unit”) of the Company (the “Award”), payable in shares of Common Stock of the Company (the “Shares”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award (the “Notice”), the Korn/Ferry International 2008 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Restricted Stock Unit Award Agreement (the “Agreement”) attached hereto. Capitalized terms used in this Notice and not otherwise defined shall have the same meanings as set forth in the Plan.

Date of Award	«Grant_Date»

Vesting Commencement Date	«Grant_Date»

Target Number of Units Awarded	«NUMBER_OF_SHARES_To_nearest_10» (target; up to two times target can become vested)

Vesting Schedule:

Subject to the Grantee’s continued service with the Company and other limitations set forth in this Notice, the Agreement and the Plan, the Units will “vest” on the third anniversary of the Vesting Commencement Date (the “Vest Date”):

Up to 200% of the Target Number of Units Awarded shall vest on the third anniversary of the Vesting Commencement Date subject to Company performance against 3 year performance targets [for the three fiscal years ending April 30, 2014] as set by the Compensation Committee of the Board of Directors (please see Exhibit B attached hereto)(the “Performance Targets”). The percentage of the Units that will become vested (subject to the Grantee’s continued Service through the Vest Date) shall be the percentage that corresponds to the Company’s “Relative Ranking” and “Absolute 3-Year Average TSR” as shown in Exhibit B on the table having those headings. (For avoidance of doubt, the vesting percentage shall not exceed 100% unless (i) the Company’s “Absolute 3-Year Average TSR” is greater than zero percent (0%), and (ii) the Company’s “Relative Ranking” is 7 or better.)

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In the event of the Grantee’s change in status from employee to consultant, the Grantee shall continue to be eligible to vest in the Units (subject to satisfaction of the Performance Targets) only to the extent determined by the Committee as of such change in status.

Upon the vesting of all or a portion of the Units, one Share shall be issuable for each Unit that vests on the Vest Date. The Grantee shall not acquire or have any rights as a stockholder of the Company by virtue of this Agreement (or the Award evidenced hereby) until the Shares issuable pursuant to this Award are actually issued and delivered to the Grantee in accordance with the terms of the Plan and the Agreement. No fractional Shares shall be issued with respect to the vesting of the Units.

Termination of Employment; Forfeiture:

Vesting shall cease upon the date of termination of the Grantee’s continued service with the Company for any reason, including death or Disability. Furthermore, the Units shall not become vested to the extent the Performance Targets are not satisfied. If the Grantee’s continued service with the Company terminates for any reason prior to the Vest Date, whether or not the Performance Targets are satisfied, the Units shall be forfeited and no Shares shall be issued with respect to the Units. The foregoing forfeiture provisions set forth in this Notice as to unvested Units shall also apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the unvested Units in consummation of any Change in Control and such stock or property shall be deemed Additional Securities for purposes of the Agreement, but only to the extent the unvested Units are at the time covered by such forfeiture provisions.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, and the Agreement.

Korn/Ferry International a Delaware corporation

By:	/s/ Gary D. Burnison
Gary D. Burnison
Title:	Chief Executive Officer

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THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF GRANTEE’S CONTINUED SERVICE WITH THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING UNITS HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF GRANTEE’S SERVICE WITH THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE GRANTEE’S SERVICE WITH THE COMPANY AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, GRANTEE’S STATUS IS AT WILL.

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The Grantee acknowledges receipt of a copy of the Plan and the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice, the Agreement and the Plan. The Grantee hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Agreement shall be resolved in accordance with Section 23 of the Plan. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:

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KORN/FERRY INTERNATIONAL 2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

1. Issuance of Units. Korn/Ferry International, a Delaware corporation (the “Company”), hereby awards to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award (the “Notice”), the Total Number of Restricted Stock Units (the “Units” or individually a “Unit”) payable in shares of Common Stock of the Company (the “Shares”) as set forth in the Notice, subject to the Notice, this Restricted Stock Unit Award Agreement (this “Agreement”) and the terms and provisions of the Company’s 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), which is incorporated herein by reference. Capitalized terms used in this Agreement and not otherwise defined in this Agreement or the Notice, shall have the same meanings as set forth in the Plan.

2. Consideration. The Units have been issued to the Grantee principally for past services and in consideration for past services and continued service with the Company.

3. Transfer Restrictions. Except as expressly provided in Section 14 of the Plan, the Units issued to the Grantee hereunder, and the Shares subject thereto (and any right or interest therein), may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the Grantee prior to the issuance of Shares pursuant to Section 6. Any attempt to transfer Units or Shares in violation of this Section 3 will be null and void and will be disregarded.

4. Termination of Employment; Forfeiture. Vesting shall cease upon the date of termination of the Grantee’s continued service with the Company for any reason, including death or Disability. If the Grantee’s continued service with the Company terminates for any reason prior to the Vest Date, the Units shall be forfeited and no Shares shall be issued with respect to the Units. The foregoing forfeiture provisions set forth in this Agreement as to unvested Units shall also apply to the new capital stock or other property (including cash paid other than as a regular cash dividend) received in exchange for the unvested Units in consummation of any Change in Control and such stock or property shall be deemed Additional Securities for purposes of this Agreement, but only to the extent the unvested Units are at the time covered by such forfeiture provisions.

5. Dividend and Voting Rights. The Grantee shall have no rights as a stockholder of the Company, no dividend rights and no voting rights, with respect to the Units and any Shares underlying or issuable in respect of such Units until such Shares are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the Shares.

6. Timing and Type of Payment. The Company shall issue to the Grantee one Share for each Unit that vests. Such stock issuance shall occur on a payment date determined by the Company (the “Payment Date”) that is within 10 business days following the Vest Date.

7. Withholding of Taxes. The Grantee shall, as Units shall vest or at the time withholding is otherwise required by any applicable provisions of federal or state law, pay the Company the amount necessary to satisfy any applicable foreign, federal, state, and local income and employment tax withholding obligations. At the time the Grantee’s Award is granted, or at

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any time thereafter as requested by the Company, the Grantee hereby authorizes, to the fullest extent not prohibited by applicable law, withholding from payroll and any other amounts payable to the Grantee, and otherwise agrees to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the Award.

8. Limitation on Rights; No Right to Future Grants; Extraordinary Item. By entering into this Agreement and accepting the Award, the Grantee acknowledges that: (i) the Grantee’s participation in the Plan is voluntary; (ii) the value of the Award is an extraordinary item which is outside the scope of any employment contract with the Grantee; (iii) the Award is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and the Grantee will not be entitled to compensation or damages as a consequence of the Grantee’s forfeiture of any unvested portion of the Award as a result of the Grantee’s termination of service with the Company for any reason; and (iv) in the event that the Grantee is not a direct employee of Company, the grant of the Award will not be interpreted to form an employment relationship with the Company and the grant of the Award will not be interpreted to form an employment contract with the Grantee’s employer or the Company. The Company shall be under no obligation whatsoever to advise the Grantee of the existence, maturity or termination of any of the Grantee’s rights hereunder and the Grantee shall be responsible for familiarizing himself or herself with all matters contained herein and in the Plan which may affect any of Grantee’s rights or privileges hereunder.

9. Company Authority. Any question concerning the interpretation of this Agreement, the Notice or the Plan, any adjustments required to be made under the Plan, and any controversy that may arise under the Plan or this Agreement shall be determined by the Company (including any person(s) to whom the Company has delegated its authority) in its sole and absolute discretion. Such decision by the Company shall be final and binding.

10. Undertaking. The Grantee hereby agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or the Grantee’s interest pursuant to the express provisions of this Agreement.

11. Entire Agreement: Governing Law. The Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. These agreements are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

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12. Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and the Grantee and the Grantee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

13. Securities Law Compliance. The Company is under no obligation to register for resale the Shares, whether vested or unvested. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any Shares issued hereunder, including without limitation (a) restrictions under an insider trading policy, (b) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Award and/or the Shares and (c) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the Shares must also comply with other applicable laws and regulations governing the sale of such Shares.

14. Confidential Information. As partial consideration for the granting of the Award, the Grantee agrees that he or she will keep confidential all information and knowledge that the Grantee has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Grantee’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

15. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

16. Application of the Plan. The terms of this Agreement are governed by the terms of the Plan, as it exists on the date of hereof and as the Plan is amended from time to time. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise herein.

17. Dispute Resolution. The provisions of this Section 17 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Agreement. The Company, the Grantee, and the Grantee’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Los Angeles) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE

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ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 17 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

18. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

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EXHIBIT A

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Unit Award Agreement by Korn/Ferry International, the undersigned, the spouse of , the Participant named therein, does hereby agree to be bound by all of the terms and provisions thereof, the terms and conditions attached thereto, and those set forth in the Plan.

Signature of Spouse	Date

Print Spouse’s Name

[DECLARATION BELOW TO BE COMPLETED BY UNMARRIED INDIVIDUALS]

I,                                                                                  , the undersigned, hereby declare that I am not married as of the date hereof.

Name:	Date:

EXHIBIT B

TOTAL SHAREHOLDER RETURN PERFORMANCE TARGETS

Performance Shares

The actual number of shares earned at the end of the 3- year performance period will range from 0% to 200% of the target opportunity depending on Korn/Ferry’s total shareholder return (“TSR”) relative to a 16 company peer group. (see Table 1 below)

Table 1:

Relative Ranking*	Payout as %
of Target
1	200%
2	185%
3	170%
4	155%
5	140%
6	125%
7	110%
8 (Target)	100%
9	85%
10	70%
11	55%
12	40%
13	25%
14 (Threshold)	10%
15	0%
16	0%

TSR will be calculated as a straight 3-year average over the performance period, and will reflect stock price appreciation (plus the reinvestment of dividends for relevant companies.) In order to reduce volatility, each annual TSR measurement will start and end with the average closing stock price over a 20-trading day period.

[Continued on the next page.]

Please note that if the average TSR for the 3 year period is less than 0% (i.e. negative) then the award may be reduced pursuant to Table 2 below.

	3-Year Average TSR
Relative Ranking	-5% or lower	-4%	-3%	-2%	-1%	0%	Greater than 0%
1	75%	80%	85%	90%	95%	100%	200%
2	71.5%	76.5%	81.5%	86.5%	91.5%	96.5%	185%
3	68%	73%	78%	83%	88%	93%	170%
4	64.5%	69.5%	74.5%	79.5%	84.5%	89.5%	155%
5	61%	66%	71%	76%	81%	86%	140%
6	57.5%	62.5%	67.5%	72.5%	77.5%	82.5%	125%
7	54%	59%	64%	69%	74%	79%	110%
8	50%	55%	60%	65%	70%	75%	100%
9	0%	0%	0%	0%	0%	0%	85%
10	0%	0%	0%	0%	0%	0%	70%
11	0%	0%	0%	0%	0%	0%	55%
12	0%	0%	0%	0%	0%	0%	40%
13	0%	0%	0%	0%	0%	0%	25%
14	0%	0%	0%	0%	0%	0%	10%
15	0%	0%	0%	0%	0%	0%	0%
16	0%	0%	0%	0%	0%	0%	0%

The following is a list of members of our 16 company peer group:

CBIZ, Inc	Navigant Consulting, Inc.
FTI Consulting, Inc.	Resources Connection, Inc.
Heidrick & Struggles International, Inc.	Robert Half International Inc.
Huron Consulting Group Inc.	SFN Group, Inc. (formerly Spherion)
ICF International, Inc.	The Corporate Executive Board Company
Insperity, Inc.	The Dun & Bradstreet Corporation
Kelly Services, Inc.	Towers Watson & Co.
Kforce Inc.	TrueBlue, Inc.

KORN/FERRY INTERNATIONAL

2008 STOCK INCENTIVE PLAN

Beneficiary Designation

Name of Grantee of Restricted Stock Units:

Address:

Spouse’s Name:

Date of Grant «Grant_Date». Number of restricted stock units granted was (the “Grant”). This Beneficiary Designation is intended to be effective with respect to all Restricted Stock Units granted to the undersigned except as designated by the undersigned with respect to specific grants or by the filing of a later Beneficiary Designation form.

In the event of my death and in lieu of disposing of my interest1 in the grant by my will or the laws of intestate succession, I hereby designate the following persons as Primary Beneficiary(ies) and Contingent Beneficiary(ies) of my interest in the Grant (please attach additional sheets if necessary):

I	Primary Beneficiary(ies) (Select only one alternative, check box and complete as appropriate)

	☐ (a) Individuals and/or Charities	% Share

1	Name

Address

2	Name

Address

3	Name

Address

[1]	A married grantee whose Grant is community property may dispose only of his or her own interest in the Grant. In such cases, the grantee’s spouse may designate the grantee or any other person(s) as the beneficiary(ies) of his or her interest in the Grant on another Beneficiary Designation form.

☐ (b) Residuary Testamentary Trust
In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust
(or any successor), as Trustee of the (print name of present trustee) Trust, dated (print name of trust) (fill in date trust was established)

II	Contingent Beneficiary(ies) (Select only one of the three alternatives)

	☐ (a) Individuals and/or Charities	% Share

1	Name

Address

2	Name

Address

3	Name

Address

    ☐ (b) Residuary Testamentary Trust

    In trust, to the trustee of the trust named as the beneficiary of the residue of my probate estate.

☐ (c) Living Trust

                                                                                                                                (or any successor), as Trustee of the

                         (print name of present trustee)

                                                                                                                            Trust, dated

                         (print name of trust)                                                                                      (fill in date trust was established)

Should all the individual Primary Beneficiary(ies) fail to survive me or if the trust named as the Primary Beneficiary does not exist at my death (or no will of mine containing a residuary trust is admitted to probate within six months of my death), the Contingent Beneficiary(ies) shall be entitled to my interest in the Grant in the shares indicated. Should any individual beneficiary fail to survive me or a charity named as a beneficiary no longer exists at my death, such beneficiary’s share shall be divided among the remaining named Primary or Contingent Beneficiaries, as appropriate, in proportion to the percentage shares I have allocated to them. This Beneficiary Designation is effective until I file another such designation with Korn/Ferry International. Any previous Beneficiary Designations are hereby revoked.

Submitted by: (Check box and sign as applicable)	Accepted by:

☐ Grantee ☐ Grantee’s Spouse	KORN/FERRY INTERNATIONAL

By:

(Signature)	Its:

Date:	Date:

(Signature)
Date:

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